Exhibit 99.1

Athira Pharma Reports Third Quarter 2020 Financial Results and Provides Business Highlights

- LIFT-AD clinical trial evaluating ATH-1017, a once-daily investigational drug for the treatment of mild-to-moderate Alzheimer’s disease, actively enrolling

- Strong cash, cash equivalents and investments balance of $259.9 million as of September 30, 2020

SEATTLE, Nov. 12, 2020 — Athira Pharma, Inc. (NASDAQ: ATHA), a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration, today reported financial results for the third quarter ended September 30, 2020 and provided recent business highlights.

"At Athira, we are continuing to execute on our mission to restore neuronal health for those suffering from neurological diseases, including Alzheimer’s, and we have successfully begun enrollment in our Phase 2/3 clinical study, LIFT-AD, evaluating our lead product candidate ATH-1017 in individuals with mild-to-moderate Alzheimer’s disease.,” said Leen Kawas, Ph.D., President and Chief Executive Officer at Athira. "Supported by a strong cash position from our Series B financing in June and our initial public offering in September, we remain focused on advancing the development of ATH-1017 and our other pipeline programs.”

Recent Business Highlights and Updates

Pipeline

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Initiated patient dosing for the LIFT-AD study. In September 2020, Athira initiated patient dosing in a randomized, double-blind, placebo-controlled Phase 2/3 clinical trial evaluating the safety, efficacy and tolerability of two dose levels of ATH-1017 in individuals with mild-to-moderate Alzheimer’s disease. Clinical efficacy will be measured by improvement in cognition and global/functional assessments comparing treatment arms to placebo. Up to approximately 300 patients will be randomized across two dose groups and one placebo group on a 1:1:1 basis to receive a daily subcutaneous injection of ATH-1017 or placebo over a treatment course of 26 weeks.

Corporate

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Completed initial public offering (IPO). In September 2020, Athira completed its IPO of 12,000,000 shares of common stock at a public offering price of $17.00 per share, generating gross proceeds of $204.0 million before deducting underwriting discounts and commissions and estimated offering expenses. In October 2020, Athira sold an additional 1,397,712 shares of common stock to the underwriters of the IPO upon partial exercise of the underwriters’ option to purchase additional shares at the initial public offering price, resulting in gross proceeds of approximately $23.8 million before deducting underwriting discounts and commissions and estimated offering expenses.

Third Quarter 2020 Financial Results

•	Liquidity Position. Cash, cash equivalents and investments were $259.9 million as of September 30, 2020, as compared to $85.2 million as of June 30, 2020.
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Research and Development (R&D) Expenses. R&D expenses were $5.8 million for the quarter ended September 30, 2020, as compared to $1.0 million for the same period in 2019. The increase was driven primarily by start-up activities by our clinical research organization and clinical drug supply manufacturers for Phase 2 Alzheimer’s clinical trials of ATH-1017.

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General and Administrative (G&A) Expenses. G&A expenses were $1.6 million for the quarter ended September 30, 2020, as compared to $0.5 million for the same period in 2019. The increase was primarily due to legal, accounting, technical and consulting services and personnel-related costs to support the increase in clinical activities.

•	Net Loss. Net loss was $8.5 million, or $1.12 loss per share, for the quarter ended September 30, 2020, as compared to $1.5 million or $0.43 loss per share, for the same period in 2019.

About Athira Pharma, Inc.

Athira, headquartered in Seattle, is a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration. Athira aims to provide rapid cognitive improvement and alter the course of neurological diseases with Athira’s novel mechanism of action. Athira is currently advancing its lead therapeutic candidate, ATH-1017, a novel small molecule for Alzheimer’s and Parkinson’s dementia. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn and @athirapharma on Twitter and Instagram.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding ATH-1017 as a potential treatment for Alzheimer’s and other dementias; Athira’s platform technology and potential therapies; future development plans; clinical and regulatory objectives and the timing thereof; anticipated design of planned clinical trials; expectations regarding the potential efficacy and commercial potential of Athira’s product candidates, including ATH-1017; the anticipated presentation of data; the results of Athira’s research and development efforts and Athira’s ability to advance its product candidates into later stages of development. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "pursue," and other similar expressions among others. Any forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the preliminary data for Athira’s ATH-1017 product candidate from the Phase 1a/b trials will not continue or persist; cessation or delay of any of the ongoing clinical trials and/or Athira’s development of ATH-1017 may occur; future potential regulatory milestones of ATH-1017, including those related to current and planned clinical studies may be insufficient to support regulatory submissions or approval; the impact of the COVID-19 pandemic on Athira’s business, research and clinical development plans and timelines and results of operations, including impact on our clinical trial sites and contractors who act for or on our behalf, may be more severe and more prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of Athira’s product candidates; Athira’s assumptions regarding its planned expenditures and sufficiency of its cash, cash equivalents and investments to fund operations may be incorrect; Athira’s research and development efforts and its ability to advance product candidates into later stages of development may fail; any one or more of Athira’s product candidates may not be successfully developed, approved or commercialized; adverse conditions in the general domestic and global economic markets; political and regulatory uncertainty following the results of the U.S. election in November 2020; regulatory agencies may be delayed in reviewing, commenting on or approving any of Athira’s clinical development plans as a result of the COVID-19 pandemic, which could further delay development timelines; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; impact of new or changing laws and regulations; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

“Athira,” “Athira Pharma” and the Athira logo are registered trademarks or trademarks of Athira Pharma, Inc. in various jurisdictions. All other trademarks belong to their respective owner.

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Investor & Media Contact:

Julie Rathbun

Athira Pharma, Inc.

Julie.rathbun@athira.com

206-769-9219

Athira Pharma, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	September 30,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$165,725	$2,056
Short-term investments	60,547	0
Other short-term assets	5,994	104
Long-term investments	33,656	0
Other long-term assets	2,017	29
Total assets	$267,939	$2,189

Liabilities, Convertible preferred stock and stockholders' equity (deficit)
Current liabilities	$7,554	$1,273
Long-term liabilities	915	3,588
Total liabilities	8,469	4,861
Convertible preferred stock	—	17,051
Stockholders' equity (deficit)	259,470	(19,723)
Total liabilities and stockholders' equity (deficit)	$267,939	$2,189

Athira Pharma, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,
	2020	2019
Operating expenses:
Research and development	$5,830	$1,026
General and administrative	1,567	509
Total operating expenses	7,397	1,535
Loss from operations	(7,397)	(1,535)
Other income (expense), net	(1,059)	5
Net loss	$(8,456)	$(1,530)
Unrealized (loss)/gain on available-for-sale securities	7	—
Comprehensive loss attributable to common shareholders	$(8,449)	$(1,530)
Net loss per share attributable to common stockholders, basic and diluted	$(1.12)	$(0.43)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	7,564,538	3,554,345